UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 24, 2013

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 24, 2013,  we held our annual meeting of shareholders in New York, New York.

The shareholders elected all of our nominees for director, approved the 2014 Non-Employee Directors’ Stock Option Plan and the 2014 Stock Option Plan, and ratified the appointment of PricewaterhouseCoopers, LLP as our independent accountants for the fiscal year ending March 31, 2014.

The results of the votes of shareholders on each matter set forth at the annual meeting are as follows:

1.  Election of Directors:

Class II Director for a term expiring at the annual meeting of shareholders in 2015

	Number of Votes
	For	Withheld	Broker Non-Votes
Goro Yamaguchi	151,827,706	10,555,263	2,539,582

Class I Directors for a term expiring at the annual meeting of shareholders in 2016

	Number of Votes
	For	Withheld	Broker Non-Votes
Kazuo Inamori	132,778,184	29,604,785	2,539,582
David A. DeCenzo	161,052,767	1,330,202	2,539,582
Tetsuo Kuba	148,238,571	14,144,398	2,539,582

2.  Approval of the 2014 Non-Employee Directors’ Stock Option Plan:

Number of Votes
For	Against	Abstain	Broker Non-Votes
160,939,494	1,321,624	121,658	2,539,582

3.  Approval of the 2014 Stock Option Plan:

Number of Votes
For	Against	Abstain	Broker Non-Votes
160,686,372	1,576,321	120,276	2,539,582

4.  Ratification of PricewaterhouseCoopers, LLP as our independent accountants for the fiscal year ending March 31, 2014:

Number of Votes
For	Against	Abstain	Broker Non-Votes
164,772,156	139,168	11,227	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2013

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary